As filed with the Securities and Exchange Commission on August 8, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWFIELD EXPLORATION COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	72-1133047 (I.R.S. Employer Identification No.)
Newfield Exploration Company
363 N. Sam Houston Parkway E., Suite 2020
Houston Texas 77060
(Address of Principal Executive Offices) (Zip Code)
___________________________
Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan
Newfield Exploration Company 2001 Employee Stock Purchase Plan
(Full Title of the Plans)
Terry W. Rathert
Newfield Exploration Company
363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(281) 847-6000
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies requested to:
James H. Wilson
King & Spalding LLP
1100 Louisiana, Suite 4000
Houston, Texas 77002
(713) 751-3207
___________________________
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share	Price	Registration Fee
Common Stock (including attached preferred share rights)	700,000 (1)(2)	$43.54 (3)	$30,478,000	$3,261.15

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable under the antidilution provision of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of registrant’s outstanding shares of common stock.

(2)	A total of 400,000 shares of common stock issuable under the Newfield Exploration Company 2001 Employee Stock Purchase Plan and a total of 100,000 shares of common stock issuable under the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan were previously registered on a registration statement on Form S-8 (File No. 333-55110).

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options of common stock are based upon the average of the high and low prices of registrant’s common stock as reported on the New York Stock Exchange on August 3, 2006.

Explanatory Note
     On February 6, 2001, Newfield Exploration Company (the “Company”) filed a registration statement on Form S-8 (File No. 333-55110) with respect to an aggregate of 4,500,000 shares of common stock (as adjusted for the two-for-one stock split effected on May 25, 2005) of the Company issuable under the Newfield Exploration Company 2000 Omnibus Stock Plan, the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan and the Newfield Exploration Company 2001 Employee Stock Purchase Plan. On February 8, 2006, the Board of Directors of the Company amended the Newfield Exploration Company 2001 Employee Stock Purchase Plan principally to increase the number of shares of common stock authorized for issuance thereunder from 400,000 to 1,000,000. On March 7, 2006, the Board of Directors of the Company amended the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan to increase the number of shares of common stock authorized for issuance thereunder from 100,000 to 200,000. The stockholders of the Company approved the amendments to both plans at the Company’s annual meeting of stockholders held on May 4, 2006.
     The purpose of this registration statement is to register an additional 700,000 shares of common stock of the Company that are available for issuance pursuant to the plans and consists only of those items required by General Instruction E to Form S-8.
Experts
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     The registrant’s registration statement on Form S-8, Registration No. 333-55110, filed with the Securities and Exchange Commission on February 6, 2001, is incorporated herein by reference.
Item 8. Exhibits
     The following exhibits are filed with or incorporated by reference into this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

5.1	Opinion of King & Spalding LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.3	Consent of King & Spalding LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages to this registration statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this the 26th day of July 2006.

NEWFIELD EXPLORATION COMPANY
By:	/s/ Terry W. Rathert
Terry W. Rathert
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Trice, Terry W. Rathert and Brian L. Rickmers, or any of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 26th day of July 2006.

Signature	Title

/s/ DAVID A. TRICE David A. Trice	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ TERRY W. RATHERT Terry W. Rathert	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ BRIAN L. RICKMERS Brian L. Rickmers	Controller (Principal Accounting Officer)

/s/ PHILIP J. BURGUIERES Philip J. Burguieres	Director

/s/ PAMELA J. GARDNER Pamela J. Gardner	Director

/s/ DENNIS R. HENDRIX Dennis R. Hendrix	Director

/s/ JOHN RANDOLPH KEMP III John Randolph Kemp III	Director

/s/ J. MICHAEL LACEY J. Michael Lacey	Director

/s/ JOSEPH H. NETHERLAND Joseph H. Netherland	Director

Signature	Title

/s/ HOWARD H. NEWMAN Howard H. Newman	Director

/s/ THOMAS G. RICKS Thomas G. Ricks	Director

/s/ JUANITA F. ROMANS Juanita F. Romans	Director

/s/ DAVID F. SCHAIBLE David F. Schaible	Director

/s/ C. E. SHULTZ C. E. Shultz	Director

/s/ J. TERRY STRANGE J. Terry Strange	Director

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of King & Spalding LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.3	Consent of King & Spalding LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages to this registration statement)

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